Exhibit 16


                          [ARTHUR ANDERSEN LETTERHEAD]



April 24, 1997



Office of Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549


Dear Chief Accountant:

We have read Item 4 of the Current Report on Form 8-K of MidAmerican Energy Holdings Company dated April 24, 1997 and are in agreement with the statements contained therein.

Very truly yours,


/s/ Arthur Andersen LLP
Arthur Andersen LLP



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